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                                                                     EXHIBIT 1.1

                           ENCORE ACQUISITION COMPANY

                        8,000,000 Shares of Common Stock

                             Underwriting Agreement

                                                               November 13, 2003

Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

         Encore Acquisition Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 8,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Underwritten Shares") and, at the option of the Underwriters, up to an additional 1,200,000 shares of common stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Common Stock".

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-106943), including a prospectus, relating to the Shares. Such registration statement, as amended to the date of this Agreement, is referred to herein as the "Registration Statement". As used herein, the term "Base Prospectus" means the prospectus included in the Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") to the Base Prospectus specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The "Preliminary Prospectus" means the preliminary prospectus supplement, together with the Base Prospectus, filed prior to the date hereof pursuant to Rule 424 under the Securities Act. The term "Prospectus" means the Prospectus Supplement, together with

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the Base Prospectus, in the form first used to confirm sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

         2. Purchase of the Shares by the Underwriters. (i) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in
Schedule 1 hereto at a price per share of $19.44 (the "Purchase Price"). The public offering price of the Shares has been determined in accordance with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

         In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

         If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

         The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth (10th) full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.


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         (a) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

         (b) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Baker Botts L.L.P, 910 Louisiana Street, Houston, Texas 77002 by 10:00 A.M. New York City time on November 19, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date". On the Closing Date or the Additional Closing Date, as the case may be, the Company shall cause its transfer agent to deposit as original issue the Shares pursuant to the Full Fast Delivery Program of The Depository Trust Company ("DTC") for the account of each Underwriter against payment to or upon the order of the Company of the Purchase Price by wire transfer in immediately available funds.

         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

         (b) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply, as the case may be, in all material respects with the Securities Act, and did not and will not contain, as of the applicable effective date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional


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Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

         (c) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement and the Prospectus, including oil and gas production information, has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth or included or incorporated by reference in the Registration Statement and the Prospectus.

         (e) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (other than restricted stock and any options granted or shares of Common Stock of the Company issued upon exercise of options granted or to be granted under the Company's employee stock option plans existing on the date of the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse


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change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, earnings, assets, rights, properties, management, condition (financial or otherwise), stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business;
(ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or from any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement and the Prospectus.

         (f) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or other power and authority, as the case may be, necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, earnings, assets, rights, properties, management, condition (financial or otherwise), stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"). The subsidiaries listed in Schedule 2 to this Agreement are the only subsidiaries of the Company.

         (g) Capitalization. As of October 31, 2003, the Company has 30,275,113 shares of Common Stock issued and outstanding; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options (other than restricted stock and any options granted or shares of Common Stock of the Company issued upon exercise of options granted or to be granted under the Company's employee stock option plans existing on the date of the Prospectus) to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (other than restricted stock and any options granted or shares of Common Stock of the Company issued upon exercise of options granted or to be granted under the Company's employee stock option plans existing on the date of the Prospectus); the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest,


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restriction on voting or transfer or any other claim of any third party except as otherwise described in the Prospectus and except for such liens that may arise under that certain Credit Agreement dated as of June 25, 2002 among the Company, Encore Operating, L.P., Fleet National Bank, Wachovia Bank, N.A., Fortis Capital Corp. and the financial institutions listed on Schedule 1 thereto.

         (h) Due Authorization. The Company has the corporate right, power and authority to execute and deliver this Agreement and that certain Stock Purchase Agreement dated November 13, 2003 (the "Purchase Agreement" and together with this Agreement, the "Transaction Documents") by and among the Company and J.P. Morgan Partners (SBIC), LLC and Warburg, Pincus Equity Partners L.P. (collectively, the "Significant Shareholders") and to perform its obligations hereunder and thereunder (including, without limitation, the use of proceeds from the sale of the Shares as described in the Prospectus); and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the use of proceeds from the sale of the Shares as described in the Prospectus) has been duly and validly taken.

         (i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

         (k) Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

         (l) Descriptions of the Transaction Documents. The description of each Transaction Document contained in the Registration Statement and the Prospectus conforms in all material respects with the terms of each actual Transaction Document.

         (m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or
(iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and


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(iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (n) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares by the Company hereunder and the consummation of the transactions contemplated herein and in the Prospectus (including the use of proceeds from the sale of the Shares as described in the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clause (i) and (iii), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         (o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except (i) as have been obtained under the Securities Act, (ii) such filings and consents as may be required by the National Association of Securities Dealers, Inc. and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (p) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are, to the best knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

         (q) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company, are independent public accountants with respect to the Company as required by the Securities Act; Arthur Andersen LLP, who certified certain financial

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statements of the Company prior to January 1, 2002, were independent public accountants with respect to the Company as required by the Securities Act.

         (r) Title to Real and Personal Property. The Company and its subsidiaries have (1) good and indefeasible title to all of their interests in the oil and gas properties described in the Prospectus, (2) good and indefeasible title in fee simple to all other real property owned by the Company or any of its subsidiaries and (3) good title to all personal property owned by the Company or any of its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in the Prospectus, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry and (iv) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties or materially interfere with the use made or proposed to be made of such properties by the Company or its subsidiaries; except as described in the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore the unexplored and undeveloped acreage described in the Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its subsidiaries.

         (s) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

         (t) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

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         (u) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

         (v) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a Material Adverse Effect; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company or its subsidiaries might have, a Material Adverse Effect.

         (w) Licenses and Permits. The Company and its subsidiaries possess all licenses, franchises, certificates, permits, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except for such notices or modifications as would not, individually or in the aggregate, have a Material Adverse Effect.

         (x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, which disturbance or dispute would reasonably be expected to have a Material Adverse Effect.

         (y) Compliance With Environmental Laws. Except as otherwise stated or incorporated by reference in the Registration Statement or Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to pollution or the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance

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with all permits, licenses or other approvals required of them under applicable
Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and
(iii) for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

         (z) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

         (bb) No Restrictions on Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

         (cc) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

         (dd) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares that have not been waived.

         (ee) No Stabilization. Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

         (ff) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         (gg) Sarbanes-Oxley Act. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.

         (hh) Form S-3 Eligibility. The conditions for use of Form S-3 as set forth in the General Instructions thereto have been satisfied.

         (ii) Reserve Information. Miller and Lents, Ltd. (the "Engineer"), whose reserve evaluations are referenced or appear, as the case may be, in the Prospectus were, as of December 31, 2001 and December 31, 2002, and are, as of the date hereof, independent engineers with respect to the Company; the historical information underlying the estimates of the reserves of the Company supplied by the Company to the Engineer for the purposes of preparing the reserve reports of the Company referenced in the Prospectus (the "Reserve Reports"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties was true and correct in all material respects on the date of each such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Engineer were prepared in good faith and with a reasonable basis; the information provided to the Engineer for purposes of preparing the Reserve Reports was prepared in all material respects in accordance with customary industry practices; the Engineer were, as of the date of each of the Reserve Reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material decline in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Reports comply in all material respects with the Securities Act.

         4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Effectiveness of the Registration Statement. The Company will file, in a form reasonably approved by the Representatives, the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act and file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and, at the expense of the Company, the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

         (b) Delivery of Copies. The Company will deliver, without charge, (i) to each of the Representatives and counsel to the Underwriters, a signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the Prospectus or any document incorporated by reference therein, during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment, supplement or document for review and will not file any such proposed amendment, supplement or document to which the Representatives reasonably object; provided, that the foregoing restriction shall not preclude the Company from filing without the consent of the Representatives any document required to be filed under the Exchange Act.

         (d) Notice to the Representatives. During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercial best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (e) Ongoing Compliance. The Company will comply with the Securities Act and the Exchange Act, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph
(c) above, file with the Commission and furnish, at the expense of the Company, to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (f) Blue Sky Compliance. The Company will use its commercially reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request in writing and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

         (h) Clear Market. For a period of ninety (90) days after the date of the public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (a) any options granted and any shares of Common Stock of the Company issued upon the exercise of options granted under employee stock option plans existing on the date of the Prospectus, (b) shares of restricted Common Stock granted under employee stock option plans of the Company existing on the date of the Prospectus, (c) shares of Common Stock to be issued in any business combination to be consummated after such 90-day period and (d) the Shares to be sold hereunder.

         (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Prospectus under the heading "Use of Proceeds".

         (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (k) Exchange Listing. The Company will use its best commercial efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange").

         (l) Reports. For a period of three years after the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided, however, that the Company shall not be required to furnish to the Representatives any such reports or communications that have been filed with the Commission and are available on the Commission's EDGAR system.

         (m) Lock-Up Agreements. The Company will use its reasonable best efforts to cause each officer and director and certain shareholders of the Company listed on Schedule 3 hereto to furnish to you, on or prior to the date of this agreement, the "lock-up" agreements in accordance with Section 5(m) hereof.

         5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

         (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

         (c) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Additional Closing Date, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any downgrading in the rating accorded the Company or any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company or any securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

         (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct,

(ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and
(d) above.

         (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus for the periods on or after January 1, 2002; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be; and (ii) the Chief Financial Officer or Controller of the Company shall have furnished letters to the Representatives, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, certifying as to the procedures and findings with respect to the financial statements and certain financial information prior to January 1, 2002 contained or incorporated by reference in the Registration Statement and the Prospectus.

         (g) Opinion of Counsel for the Company. Baker Botts L.L.P., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

         (h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Andrews Kurth LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (i) Reserve Comfort Letters. The Engineer shall have delivered to the Underwriter on the date hereof and the Closing Date or the Additional Closing Date, as the case may be, a letter (the "Reserve Comfort Letter") in form and substance reasonably satisfactory to the Underwriter and substantially in the form attached hereto as Annex B, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company.

         (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

         (k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case (i) in writing or in any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions and (ii) with respect to the good standing of the subsidiaries and the good standing as foreign entities, as of a time not more than three (3) business days prior to the Closing Date or the Additional Closing Date, as the case may be.

         (l) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

         (m) Lock-up Agreements. The "lock-up" agreements, each in the form acceptable to the Representatives, between the Representatives and certain shareholders, officers and directors of the Company listed on Schedule 3, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the date hereof and the Closing Date or Additional Closing Date, as the case may be.

         (n) Purchase Agreement. The Purchase Agreement by and among the Company and the Significant Shareholders shall have been executed by the parties and be in full force and effect on the date hereof.

         (o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and its subsidiaries shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. Indemnification and Contribution.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted and any out-of-pocket expenses reasonably incurred by any Underwriter, its affiliates, directors and officers or any person who controls such

Underwriter in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or person is a party to any action or proceeding, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon,
(1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus (or any amendment or supplement thereto), (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (1) or (2) above (provided, that the Company shall not be liable under this clause (3) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case for such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below provided, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (y) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person and (z) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus (as then amended or supplemented) unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Sections 4(a) through (e) hereof.

         (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting", and the information contained in the ninth through eighteenth paragraphs under the caption "Underwriting".

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, such Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         7. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

         8. Termination. Notwithstanding anything contained herein, this Agreement (or the obligations of the Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date: (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Commission, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or its subsidiaries shall have been suspended on any exchange, by the Commission or any other governmental authority or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in economic or political conditions, including any action by any governmental body or agency in respect of its monetary or fiscal affairs, or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus; (v) since the dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, earnings, assets, rights, management, properties, condition (financial or otherwise) stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, has occurred; (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representatives materially and adversely affects or may materially and adversely affect the business or operations of the Company; or (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act).

         9. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any

Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in
Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

         (a) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (c) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

         10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company's obligations hereunder, including without limitation, (i) the costs incident to the authorization, registration, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the

Registration Statement, the Preliminary Prospectus and the Prospectus (including, in each case, all exhibits, amendments and supplements thereto) and the distribution (including mailing and shipping) thereof; (iii) the costs of word processing, reproducing and distributing the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Exchange.

         (a) If (i) this Agreement is terminated pursuant to Sections 8(ii) or
(vii), (ii) the Company for any reason fails or refuses to (x) tender the Shares for delivery to the Underwriters or (y) comply with the terms or fulfill any of the conditions of this Agreement, or (z) if for any reason the Company or its representatives shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of (a) any termination of this Agreement and (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company.

         13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City or the New York Stock Exchange is permitted or required to be closed for trading; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

         14. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Deutsche Bank

Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. shall be binding upon the Underwriters.

         (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358), Attention: Henry K. Wilson and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax: (832) 239-4692), Attention: Jon Marinelli with a copy to: Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (fax: (713) 220-4285), Attention: G. Michael O'Leary. Notices to the Company shall be given to it at 777 Main Street, Suite 1400, Fort Worth, Texas 76102 (fax: (817) 339-0933); Attention: I. Jon Brumley, with a copy to: Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002 (fax: (713) 229-7868),
Attention: Sean T. Wheeler.

         (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                           [Signature Page to Follow.]

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                      Very truly yours,

                                      ENCORE ACQUISITION COMPANY


                                      By: /s/ JON S. BRUMLEY
                                          --------------------------------------
                                          Jon S. Brumley
                                          President

Accepted: November 13, 2003

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By: /s/ ARNOLD EVANS
    -----------------------------------------
              Authorized Signatory


DEUTSCHE BANK SECURITIES INC.


By: /s/ JEROME SCHRETTER
    -----------------------------------------
              Authorized Signatory


By: /s/ JOEL FOOTE
    -----------------------------------------
              Authorized Signatory

                                   SCHEDULE 1

                                  UNDERWRITERS


          Underwriter                       Number of Shares
-------------------------------             ----------------
Deutsche Bank Securities Inc.                  2,400,001
-------------------------------             ----------------

J.P. Morgan Securities Inc.                    2,400,001
-------------------------------             ----------------

Goldman, Sachs & Co.                           1,066,666
-------------------------------             ----------------

Petrie Parkman & Co., Inc.                     1,066,666
-------------------------------             ----------------

Simmons & Company International                1,066,666
-------------------------------             ----------------

TOTAL:                                         8,000,000
===============================             ================



                               Schedule 1 - Page 1

                                   SCHEDULE 2

                                  SUBSIDIARIES


         Subsidiary                  Jurisdiction of Formation
-------------------------------      -------------------------
Encore Operating, L.P.                      Texas
-------------------------------      -------------------------

EAP Operating, Inc.                        Delaware
-------------------------------      -------------------------

EAP Properties, Inc.                       Delaware
-------------------------------      -------------------------

EAP Energy, Inc.                           Delaware
-------------------------------      -------------------------

EAP Energy Services, L.P.                   Texas
-------------------------------      -------------------------

Encore Operating Louisiana, LLC            Delaware
===============================      =========================

                               Schedule 2 - Page 1

                                   SCHEDULE 3

                                    LOCK-UPS

Warburg, Pincus Equity Partners L.P.

J.P. Morgan Partners (SBIC), LLC

I. Jon Brumley

Jon S. Brumley

Morris B. Smith

Robert S. Jacobs

Ted Collins, Jr.

Ted A. Gardner

Howard H. Newman

Arnold L. Chavkin

James A. Winne III

Don Gann

Thomas Olle


                               Schedule 3 - Page 1

                                     ANNEX A

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY

         (a) The Registration Statement was declared effective under the Securities Act on August 25, 2003; the Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to the knowledge of such counsel, threatened by the Commission.

         (b) The Registration Statement and the Prospectus (other than the financial statements, related schedules and oil and gas reserve data therein, as to which such counsel need express no opinion) complied as of the effective date thereof and as of the effective date of any amendment thereto, complied as of the date of the Underwriting Agreement and comply as to form, in each case in all material respects with the requirements of the Securities Act.

         (c) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and its subsidiaries have all corporate and partnership power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Prospectus.

         (d) To such counsel's knowledge, as of __________, 2003, the Company has____ shares of Common Stock issued and outstanding; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the capital stock of the Company and the Shares to be issued hereunder conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Prospectus.

         (e) The Company has the corporate power and authority to execute and deliver each of the Transaction Documents and to incur and perform all of its obligations thereunder (including the use of proceeds from the sale of the Shares as described in the Prospectus); and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby (including the use of proceeds from the sale of the Shares as described in the Prospectus) have been duly and validly taken.

         (f) The Underwriting Agreement has been duly authorized, and validly executed and delivered, by the Company.

         (g) The Purchase Agreement has been duly authorized, and validly executed and delivered, by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability

                                Annex A - Page 1
may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

         (h) The description of each Transaction Document contained in the Registration Statement and Prospectus conforms in all material respects with the terms of each Transaction Document.

         (i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized, and when issued and delivered by the Company and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

         (j) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents (including the use of proceeds from the sale of the Shares as described in the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement set forth on Exhibit A to such counsel's opinion (to be limited to material contracts included in the Company's Form 10-K for the fiscal year ended December 31, 2002 and any filings since such Form 10-K made by the Company with the SEC,
(ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or
(iii) result in the violation of any law or statute or any judgment, order or regulation of any court or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

         (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the United States of America, the State of Delaware (solely with respect to the Delaware General Corporation Law) or the State of Texas is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents, except as have been obtained under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (l) To the knowledge of such counsel, except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

                                Annex A - Page 2

         (m) The statements in the Prospectus under the heading "Description of Capital Stock" and in the Registration Statement in Item 15, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the laws and documents described therein.

         (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act.

         (o) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (other than the financial statements, related schedules and oil and gas reserve data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

         (p) To such counsel's knowledge, except as have been waived, there are no persons with registration or similar rights to have any securities of the Company registered pursuant to the Registration Statement.

         Such counsel shall also state that they have participated in conferences with officers and representatives of the Company and with representatives of its independent accountants and counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as expressly provided above), no facts have come to the attention of such counsel to lead such counsel to believe that the Registration Statement (other than (i) the financial statements or schedules included or incorporated by reference therein, including the notes thereto and the auditors' reports thereon, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature included or incorporated by reference therein, and (iv) the exhibits thereto, as to which such counsel need not comment), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements or schedules included or incorporated by reference therein, including the notes thereto and the auditors' reports thereon, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature included or incorporated by reference therein, and (iv) the exhibits thereto, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

                                Annex A - Page 3

         The opinion of Baker Botts L.L.P. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.


                                Annex A - Page 4

                                     ANNEX B

                         FORM OF RESERVE COMFORT LETTER

                                                             November [13], 2003

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
as Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

         Re:      Encore Acquisition Company

Dear Ladies and Gentlemen:

         This letter is written at the request of Encore Acquisition Company, a Delaware corporation (the "Company"), to you pursuant to Section 5(i) of that certain Underwriting Agreement dated of even date herewith (the "Underwriting Agreement") by and among the Company and you in connection with a public offering (the "Offering") of shares of common stock of the Company. Reference is made to the Registration Statement on Form S-3 (No. 333-106943) filed by the Company with the Securities and Exchange Commission, as amended to the date hereof (the "Registration Statement"), the related Preliminary Prospectus dated November [10], 2003 (the "Preliminary Prospectus") and the final Prospectus dated November [13], 2003 (the "Prospectus") attached hereto as Annex A, and our Reserve Report dated as of _________________, in respect of the reserves of the Company as of December 31, 2002, a copy of which is attached hereto as Annex B (the "Reserve Report"), which formed the basis for certain reserve information included or incorporated by reference into the Registration Statement and the Prospectus.

         In connection with the Offering, we hereby inform you of the following:

         1. We are independent petroleum engineers with respect to the Company and do not own any interest in the oil and gas properties covered by the Reserve Report. In connection with the Registration Statement and the Reserve Report, we are not employed on a contingent basis. Neither the employment nor the compensation received by Miller and Lents, Ltd. was contingent on the values assigned to the properties covered by our Reserve Report. At the time of preparation of the Reserve Report, we did not have, and at the date hereof we do not have, any

                                Annex B - Page 1
financial interest in the Company. At such time we were not, and at the date hereof, we are not connected with the Company as a promoter, underwriter, director, officer or employee.

         2. The Reserve Report to the Company attached hereto as Annex B is a true, correct and complete copy of the Reserve Report as provided to the Company on _________________. We are not aware of any additional information that we believe is necessary to be disclosed in the Reserve Report in order to prevent the information set forth therein from being misleading as of the date of the reserve information therein (December 31, 2002). Further information regarding the classification and definitions of the reserves shown in the Reserve Report is included in such letter.

         3. As of the date hereof and after our review of the Company's properties to which proved reserves are attributable, nothing has come to our attention which would cause us to revise downward by any material amount any statement made or opinion expressed by us in the Reserve Report, with respect to our estimates of the oil and gas reserves and future net revenues attributable to the interest of the Company in such properties.

         4. We hereby consent to the use of our name in the Prospectus and to the incorporation by reference of our estimates of proved reserves and future net cash flows contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                      Very truly yours,


                                      MILLER AND LENTS, LTD.

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------



                                Annex B - Page 2

                   [FORM OF RESERVE BRING-DOWN COMFORT LETTER]

                                                             November [18], 2003

J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

         This letter, which is written at the request of Encore Acquisition Company, a Delaware corporation (the "Company"), is being delivered to you pursuant to Section 5(i) of that certain Underwriting Agreement dated November [13], 2003 (the "Underwriting Agreement") by and among the Company and you, relating to the offering (the "Offering") of shares of common stock of the Company covered by a Registration Statement on Form S-3 (No. 333-106943), as amended, filed by the Company under the Securities Act of 1933, as amended.

         In connection with this offering, we hereby confirm that the information and representations set forth in our letter dated November [13], 2003 remain the same as if such letter was required to be dated and delivered on the date hereof.

                                          Very truly yours,

                                          Miller and Lents, Ltd.


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------


                                Annex B - Page 3